As filed with the Securities and Exchange Commission on February 24, 2011
Registration No.  333-
 _______________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________

GAMCO INVESTORS, INC.
(Exact name of Registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)

One Corporate Center
Rye, New York  10580
(914) 921-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
__________________________________________

GAMCO INVESTORS, INC.
2002 STOCK AWARD AND INCENTIVE PLAN
 (Full title of the Plan)

Christopher J. Michailoff
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580
(914) 921-5000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Richard T. Prins, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share: shares subject to nonvested restricted stock awards under the 2002 Stock Award and Incentive Plan (the "Plan")	413,700	$57.66	$23,853,942	$2,769 (2)
Class A Common Stock, par value $0.001 per share: shares available for future grants under the Plan	541,300	$46.52	$25,181,276	$2,942 (3)
Total				$5,693

(1)  The shares of Class A Common Stock, par value $0.001 per share of GAMCO Investors, Inc. shown in the table above consists of 955,000 shares of the 1,500,000 shares of Class A Common Stock issuable pursuant to the Plan. The maximum number of shares which may be issued under the Plan are subject to adjustment upon the occurrence of certain events pursuant to the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(2)  Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of $57.66. Weighted average derived in accordance with Rule 457 from grants of restricted stock on December 7, 2007 (315,600 at a grant price of $63.50 per share), January 2, 2009 (15,000 at a grant price of $29.06 per share) and June 1, 2010 (83,100 at a grant price of $40.64 per share).

(3)  Computed in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low prices for a share of Class A Common Stock as reported on The New York Stock Exchange on 16, 2011.

EXPLANATORY NOTE

This registration statement registers an additional 955,000 shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of GAMCO Investors, Inc., a New York corporation (the “Company”), issuable under the Company’s 2002 Stock Award and Incentive Plan (the “Plan”).

This registration of 955,000 shares of Common Stock will increase the number of shares of Common Stock registered for issuance under the Plan to 1,500,000 shares of Common Stock. As permitted by General Instruction E to Form S-8, this registration statement incorporates by reference the registration statement on Form S-8, File No. 333-126095, which the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 23, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in this registration statement:

(1)
The description of the Company’s Class A Common Stock, par value $0.001 per share, contained in the Company’s Registration Statement on 8-A filed with the Commission on January 12, 1999 to register such securities under the Exchange Act, including any amendments or reports filed for the purposes of updating such description;

(2)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010; and

(3)	The Company’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2010.

All documents filed or subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents).  You may request such copies by writing or calling the Company at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580 (telephone number (914) 921-5000).

Item 8.                                Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on this 24th day of February, 2011.

                GAMCO INVESTORS, INC.

By:	/s/ Robert S. Zuccaro
Name: Robert S. Zuccaro
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Michailoff, Kieran Caterina and Diane LaPointe and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario J. Gabelli	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 24, 2011
Mario J. Gabelli

/s/ Robert S. Zuccaro	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2011
Robert S. Zuccaro

/s/ Edwin L. Artzt	Director	February 24, 2011
Edwin L. Artzt

/s/ Raymond C. Avansino, Jr.	Director	February 24, 2011
Raymond C. Avansino, Jr.
/s/ Richard L. Bready	Director	February 24, 2011
Richard L. Bready
/s/ Eugene R. McGrath	Director	February 24, 2011
Eugene R. McGrath
/s/ Robert S. Prather, Jr.	Director	February 24, 2011
Robert S. Prather, Jr.
/s/ Elisa M. Wilson	Director	February 24, 2011
Elisa M. Wilson

EXHIBIT INDEX

Exhibit
Number                                           Description

4.1
Amended and Restated Certificate of Incorporation of GAMCO Investors, Inc. (the “Company”). (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 11, 2009).

4.2	Amended Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 28, 2010).

4.3
Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on January 29, 1999).

5.1	Opinion of Christopher J. Michailoff, counsel to Company.+

23.1	Consent of Deloitte & Touche LLP.+

23.2	Consent of Ernst & Young LLP.+

23.3	Consent of Christopher J. Michailoff, counsel to the Company (included in Exhibit 5.1).+

24.1	Power of Attorney (included on the signature page hereto).

99.1
The Company’s 2002 Stock Award and Incentive Plan (Incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2002).

______________________________________________________________________________
+ Filed herewith